SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 4, 2016

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Wednesday, May 4, 2016, Aaron’s, Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia. As of March 24, 2016, the record date for the annual meeting, there were 72,747,559 shares of the Company’s common stock outstanding and entitled to vote at the annual meeting. 67,271,861 shares of the Company’s common stock were represented at the annual meeting in person or by proxy, representing 92% of the aggregate number of shares of common stock entitled to vote at the annual meeting. At the meeting, the Company’s shareholders took the following actions and elected each of the director nominees to serve as directors until the expiration of such director nominee’s term at the Company’s 2017 annual meeting of shareholders and until such director nominee’s successor is duly elected and qualified or until such director nominee’s earlier resignation, removal from office or death, having cast the following votes:

Proposal 1 - Election of directors

	For	Against	Abstain	Non-Votes
Matthew E. Avril	62,481,990	635,641	1,301,093	2,853,137
Kathy T. Betty	62,410,606	680,936	1,327,102	2,853,137
Douglas C. Curling	62,979,858	118,337	1,320,592	2,853,137
Cynthia N. Day	60,794,667	2,287,702	1,336,355	2,853,137
Curtis L. Doman	63,000,376	94,060	1,324,288	2,853,137
Walter G. Ehmer	62,942,761	145,802	1,330,161	2,853,137
Hubert L. Harris, Jr.	62,445,663	638,448	1,334,613	2,853,137
John W. Robinson III	62,457,541	649,361	1,311,822	2,853,137
Ray M. Robinson	54,191,916	8,918,746	1,308,062	2,853,137
Robert H. Yanker	62,946,385	146,480	1,325,859	2,853,137

Proposal 2 - Approval of a non-binding resolution to approve the Company’s executive compensation

For	Against	Abstain	Non-Votes
61,381,097	1,729,242	1,308,385	2,853,137

Proposal 3 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016

For	Against	Abstain	Non-Votes
65,036,027	908,933	1,326,901	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Steven A. Michaels
Steven A. Michaels
Chief Financial Officer and
Date: May 5, 2016		President of Strategic Operations